                   POLICY MANAGEMENT SYSTEMS CORPORATION
                      401(k) RETIREMENT SAVINGS PLAN

                           FINANCIAL STATEMENTS
                        AND SUPPLEMENTAL SCHEDULES


              for the years ended December 31, 1995 and 1994

                  With Report of Independent Accountants

                   Policy Management Systems Corporation
                      401(k) Retirement Savings Plan

         INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES




                                __________



                                                                       Page

Report of Independent Accountants                                         1

Financial Statements:

       Statements of Net Assets Available for Plan
        Benefits, with Fund Information as of
        December 31, 1995 and 1994                                      2-4

       Statements of Changes in Net Assets Available for
        Plan Benefits, with Fund Information for the
        years ended December 31, 1995 and 1994                          5-7

Notes to Financial Statements                                          8-14


Supplemental Schedules:

       Form 5500, Item 27(a) - Schedule of Assets Held
         for Investment Purposes, as of December 31, 1995             16-17

       Form 5500, Item 27(d) - Schedule of Reportable
         Transactions for the year ended December 31, 1995            18-19

                     REPORT OF INDEPENDENT ACCOUNTANTS



To the Administrative Committee of
  Policy Management Systems Corporation
  401(k) Retirement Savings Plan

     We have audited the accompanying statements of net assets available for plan benefits of the Policy Management Systems Corporation 401(k) Retirement Savings Plan (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.



Atlanta, Georgia
June 6, 1996

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                      401(k) RETIREMENT SAVINGS PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                         as of December 31, 1995

                                                                    U.S.          Puritan       Magellan                  PMSC
                                                     Loan        Government        Mutual        Mutual        Bond       Stock
                                                     Fund          Reserves         Fund          Fund         Fund       Fund
                ASSETS
                Investments, at current value:
                  Short-term investments                         $    14,447    $     1,115   $     1,508    $         $     4,351
                  Mutual Funds                                    23,800,700     15,535,725    21,147,061
                  Common Stock                                                                                          10,090,844
                         Total Investments                        23,815,147     15,536,840    21,148,569               10,095,195

                Receivables:
                  Loans receivable                  $2,338,035
                  Employer contributions
                    receivable                                                                                             264,413
                  Other receivables                                   25,360
                         Total Receivables           2,338,035        25,360                                               264,413

                Cash                                                  95,763

                         Total Assets                2,338,035    23,936,270     15,536,840    21,148,569               10,359,608

               LIABILITIES

                  Accounts payable                                   283,597
                  Other                                                                 658           627                    4,006
                         Total Liabilities                           283,597            658           627           0        4,006

                  Net assets available
                    for plan benefits               $2,338,035   $23,652,673    $15,536,182   $21,147,942    $         $10,355,602

                  Continued on next page

                  The accompanying notes are an integral part of these financial statements.

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                      401(k) RETIREMENT SAVINGS PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                        as of December 31, 1995
                                              (continued)
                                                  Fixed                    Smith Barney  Smith Barney  Smith Barney
                                                  Income      Forfeiture    Fundamental      Int l       Equities
                                                   Fund         Account       Account       Account        Fund           Total
                   ASSETS
                   Investments, at current value:
                     Short-term investments      $       91   $  14,616     $       97     $       19    $       14   $    36,258
                     Mutual Funds                 3,171,168                  3,040,941      1,645,408     1,942,449    70,283,452
                     Common Stock                                   799                                                10,091,643
                         Total Investments        3,171,259      15,415      3,041,038      1,645,427     1,942,463    80,411,353

                   Receivables:
                     Loans receivable                                                                                   2,338,035
                     Employer contributions
                       receivable                                                                                         264,413
                     Other receivables                                                         16,338                      41,689
                         Total Receivables                                                     16,338                   2,644,146

                   Cash                                  33                    187,616          1,106             8       284,526

                         Total Assets             3,171,292      15,415      3,228,654      1,662,871     1,942,471    83,340,025

                   LIABILITIES

                     Accounts payable                                          187,603         17,438                     488,638
                     Other                                        5,840                                                    11,131
                         Total Liabilities                        5,840        187,603         17,438                     499,769

                     Net assets available
                       for plan benefits         $3,171,292   $   9,575     $3,041,051     $1,645,433    $1,942,471   $82,840,256

                The accompanying notes are an integral part of these financial statements.

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                         as of December 31, 1994
                                    U.S.      Puritan      Magellan                 PMSC         Fixed
                       Loan      Government    Mutual       Mutual      Bond       Stock        Income    Forfeiture
                       Fund       Reserves      Fund         Fund       Fund        Fund          Fund      Account          Total
ASSETS
Investments, at
  current value:
  Short-term
   investments                   $       35  $    3,817  $     4,698  $ 89,199   $    2,303   $       29   $      28    $    100,109
  Mutual Funds                    6,558,005   8,097,191   10,626,976                           1,752,286                  27,034,458
  Bonds                                                                 15,095                                                15,095
  Common Stock                                                                    6,856,238                  231,094       7,087,332

   Total Investments              6,558,040   8,101,008   10,631,674   104,294    6,858,541    1,752,315     231,122      34,236,994

Receivables:
  Transfers receivable             (113,502)     42,034     (158,354)                47,747      182,075                           0
  Loans receivable    $378,741                                                                                               378,741
  Employer
    contributions
    receivable                      156,072                                                                 (156,072)              0
  Other receivables                                                                                                                0
   Total Receivables   378,741       42,570      42,034     (158,354)                47,747      182,075    (156,072)        378,741

Cash                                    329         298        3,705     7,605           13           36          44          12,030

   Total Assets        378,741    6,600,939   8,143,340   10,477,025   111,899    6,906,301    1,934,426      75,094      34,627,765

LIABILITIES

  Accounts payable                                                                                                                 0
  Accrued forfeitures               149,599                                          44,035                 (193,634)              0
  Other                                                        3,300                                                           3,300

   Total Liabilities                149,599                    3,300                 44,035                 (193,634)          3,300

  Net assets available
    for plan benefits $378,741   $6,451,340  $8,143,340  $10,473,725  $111,899   $6,862,266   $1,934,426   $ 268,728     $34,624,465

  The accompanying notes are an integral part of these financial statements.

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                   for the year ended December 31, 1995

                                                                   U.S.          Puritan      Magellan                    PMSC
                                                       Loan      Government       Mutual       Mutual        Bond        Stock
                                                       Fund       Reserves         Fund         Fund         Fund        Fund
                 Additions to net assets attributed to:
                 Investment Income:
                    Net appreciation (depreciation)
                      in market value                                          $ 1,475,233  $ 3,320,061   $   5,846  $   701,536
                    Dividends and interest                       $ 1,042,659       733,059    1,203,777      (4,738)       5,661
                                                                   1,042,659     2,208,292    4,523,838       1,108      707,197

                  Cash Contributions:
                    Employer                                       1,566,673                                           2,009,437
                    Employee                                       1,965,235     1,725,860    2,381,734                   56,086
                                                                   3,531,908     1,725,860    2,381,734                2,065,523

                  Transfers                         $  (35,283)  (10,848,148)    2,579,281    3,488,199     (92,066)   1,871,559
                  Net assets received from
                    other benefit plans                           27,708,300     2,598,711    2,925,355                   79,123
                  Loan repayments                     (256,026)       83,639        84,295      108,725                    8,772
                  Other additions                                     60,936                                              64,840
                       Total Additions                (291,309)   21,579,294     9,196,439   13,427,851     (90,958)   4,797,014

                 Deductions (Additions) from net
                      assets attributed to:
                     Distributions                         80,663     3,207,829     1,376,964    1,940,279      20,941      889,268
                     Forfeitures                                         34,202         1,942        2,311                  149,506
                     Loan disbursements                (2,321,346)      907,430       397,107      579,779                  238,638
                     Other deductions                      (9,920)      228,500        27,584      231,265                   26,266
                          Total Deductions             (2,250,603)    4,377,961     1,803,597    2,753,634      20,941    1,303,678

                    Net increases (decreases)           1,959,294    17,201,333     7,392,842   10,674,217    (111,899)   3,493,336

                    Net assets available for plan benefits
                       Beginning of year                  378,741     6,451,340     8,143,340   10,473,725     111,899    6,862,266
                       End of year                     $2,338,035   $23,652,673   $15,536,182  $21,147,942   $       0  $10,355,602

                    Continued on next page

                    The accompanying notes are an integral part of these financial statements.

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                   for the year ended December 31, 1995
                                                                 (continued)
                                                       Fixed                Smith Barney  Smith Barney  Smith Barney
                                                      Income    Forfeiture   Fundamental      Int l       Equities
                                                       Fund      Account       Account       Account         Fund       Total
                Additions to net assets
                    attributed to:
                Investment Income:
                   Net appreciation (depreciation)
                    in market value                 $  141,617  $   (4,704)  $   16,782   $    (9,308)  $  216,046   $ 5,863,109
                   Dividends and interest              172,835       5,153      187,796        16,975       44,854     3,408,031
                                                       314,452         449      204,578         7,667      260,900     9,271,140

                 Cash Contributions:
                   Employer                                                                                            3,576,110
                   Employee                            424,197                   59,807        33,636       39,161     6,685,716
                                                       424,197                   59,807        33,636       39,161    10,261,826

                 Transfers                             (95,072)    116,926    1,073,411       885,850    1,055,343             0
                 Net assets received from
                   other benefit plans                 950,615                1,794,758       743,836      638,378    37,439,076
                 Loan repayments                        19,601                    3,784         2,351        2,324        57,465
                 Other additions                                                                                         125,776
                      Total Additions                1,613,793     117,375    3,136,338     1,673,340    1,996,106    57,155,283

                Deductions (Additions) from net
                  assets attributed to:
                 Distributions                         280,161       5,875       36,975         2,763       23,279     7,864,997
                 Forfeitures                               668    (188,629)                                                    0
                 Loan disbursements                     89,969                   55,370        23,889       29,164             0
                 Other deductions                        6,129     559,281        2,942         1,255        1,192     1,074,494
                      Total Deductions                 376,927     376,527       95,287        27,907       53,635     8,939,491

                Net increases (decreases)            1,236,866    (259,152)   3,041,051     1,645,433    1,942,471    48,215,792

                Net assets available for plan benefits
                   Beginning of year                 1,934,426     268,727            0             0            0    34,624,464
                   End of year                      $3,171,292  $    9,575   $3,041,051   $ 1,645,433   $1,942,471   $82,840,256

                The accompanying notes are an integral part of these financial statements.

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                   for the year ended December 31, 1994

                                          U.S.       Puritan     Magellan              PMSC         Fixed
                             Loan      Government     Mutual      Mutual     Bond      Stock        Income   Forfeiture
                             Fund       Reserves       Fund        Fund      Fund      Fund          Fund      Account      Total
Additions to net assets attributed to:
 Investment Income:
 Net appreciation
  (depreciation)
  in market value                                  $ (516,798) $  (599,152) $     817 $1,982,283  $ (156,578) $   9,682 $   720,254
 Dividends and interest                $  230,678     635,324      403,672      2,573      1,826     120,466        728   1,395,267
                                          230,678     118,526     (195,480)     3,390  1,984,109     (36,112)    10,410   2,115,521
Cash Contributions:
 Employer                               2,130,232      43,508       54,721              (123,315)      9,889              2,115,035
 Employee                               1,580,925   1,553,550    2,100,148                89,810     383,444              5,707,877
                                        3,711,157   1,597,058    2,154,869               (33,505)    393,333              7,822,912

Transfers                 $ (20,299)     (829,054)    644,508      818,934              (639,920)     11,614     14,217           0
Net assets received from
 Cybersaver 401(K) Plan                 1,906,898   1,553,434    1,830,832               238,127     704,406              6,233,697
Loan repayments             (52,142)       26,466      24,105       32,892                 1,594       5,403                 38,318
Other additions              12,477        11,724       2,438        2,570     4,375       3,441         332    167,127     204,484
   Total Additions          (59,964)    5,057,869   3,940,069    4,644,617     7,765   1,553,846   1,078,976    191,754  16,414,932

Deductions (Additions) from net
  assets attributed to:
 Distributions               48,177     2,242,048   1,065,656    1,316,671    20,021     844,010     124,932              5,661,515
 Forfeitures                              191,344       3,152        5,028               148,433       1,322   (349,279)          0
 Loan disbursements        (208,415)       47,875      70,990       63,450                12,927      13,173                      0
 Other deductions             3,230         7,371      13,603      161,654     4,726      12,835       2,417    375,404     581,240
   Total Deductions        (157,008)    2,488,638   1,153,401    1,546,803    24,747   1,018,205     141,844     26,125   6,242,755

Net increases (decreases)    97,044     2,569,231   2,786,668    3,097,814   (16,982)    535,641     937,132    165,629  10,172,177

Net assets available for plan benefits
   Beginning of year        281,697     3,882,109   5,356,672    7,375,911   128,881   6,326,625     997,294    103,099  24,452,288
   End of year            $ 378,741    $6,451,340  $8,143,340  $10,473,725  $111,899  $6,862,266  $1,934,426   $268,728 $34,624,465

The accompanying notes are an integral part of these financial statements.


1.   ESTABLISHMENT OF PLAN

     The Board of Directors of Policy Management Systems Corporation (the "Company") established the Policy Management Systems Corporation 401(k) Retirement Savings Plan (formerly the Policy Management Systems Corporation 401(k) Retirement Plan) (the "Plan") to provide a before-tax savings retirement program for all eligible employees of the Company. The Plan, which became effective on April 1, 1990, replaced the retirement plan portion of the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation. Effective January 1, 1994, the retirement plan of Cybertek Corporation, a wholly-owned subsidiary of the Company, was merged into the Plan and all assets available to Participants were transferred into the Plan. Effective January 1, 1995, the PMS, Inc. Profit
     - Sharing/401(k) Savings Plan was merged into the Plan and all assets available to Participants were transferred into the Plan. Effective July 1, 1995 the Policy Management Systems Corporation Profit Sharing Plan and Trust was merged into the Plan and all assets available to Participants were transferred into the Plan. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

2.   PLAN DESCRIPTION

     General

     The following description of the Plan is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     Eligibility

     All employees of the Company and its participating affiliates, who are U.S citizens or U.S. residents, who have attained the age of 18, and who have completed any six-consecutive-month period of employment are eligible to participate in the Plan. A Participant who chooses not to enroll in the Plan when they are first eligible may elect to participate at a later date, in accordance with the terms of the Plan.

     Employee Contributions

     Prior to January 1, 1995, Participants could make contributions through payroll deductions, in 2% increments, of up to 6% of their eligible earnings on either a before-tax basis or an after-tax basis ( Basic Before-Tax and Basic After-Tax Contributions ), or a combination of both. Participants could also elect to make Additional Before-Tax or Additional After-Tax Contributions of 2% or 4% of their eligible earnings. Additional Contributions were not eligible for Employer Matching Contributions. The

 Participant s combined Basic and Additional Before-Tax and After-Tax Contributions could not exceed 10% of a Participant s eligible earnings.

     Effective January 1, 1995, Participants may contribute in 1% increments up to 6% of eligible compensation as either Before-Tax or Basic After-Tax Contributions to the Plan, and may contribute an additional 9% of eligible compensation as either Additional Before-Tax or Additional After-Tax Contributions to the Plan, not to exceed a total aggregate annual Contribution to the Plan of greater than 15% of eligible compensation. The maximum Before-Tax Contribution allowed by the Internal Revenue Code of 1986 as amended (the Code ), for 1995 was $9,240.

     Employer Matching Contributions

     Prior to January 1, 1995, as of the end of each calendar month, the Company contributed a matching amount equal to 50% of a Participant's first 6% of Basic Before-Tax Contributions or Basic After-Tax Contributions, but not both. The Company did not match any Additional Before-Tax Contributions or any Additional After-Tax Contributions. The Employer Matching Contribution was allocated to the Participant's account as of December 31 each year only if the Participant was actively employed on December 31 and worked 1,000 or more hours during the Plan Year. Prior to October 1993, the Employer Matching Contributions were invested by the Trustee in Policy Management Systems Corporation common stock. By directive of the Administrative Committee of the Plan, Employer Matching Contributions made after October 1993 were invested in the Fidelity Retirement Government Money Market Trust.

     Effective January 1, 1995, the Company began matching 100% of the first 3% and 50% of the next 3% of the Participant s Basic Before-Tax or Basic After-Tax Contributions, but not both. Also, effective July 1, 1995, Employer Matching Contributions are invested in Policy Management Systems Corporation common stock.

     Allocations

     Participant s accounts are credited with the actual income derived from the investments in such accounts and with the actual expenses related to such accounts.

     Investment Elections

     Each Participant is required to submit an election form to the Plan Administrator designating the allocation of the Participant s contributions among the Plan s investment funds in multiples of 5%. In addition, Participants may change the investment of contributions and may move their vested balances among investment funds at specified intervals during the year.

     In addition to the contributions specified above, Participants who receive a qualified distribution under section 401(a) of the Code, from any other tax qualified plan, may have all or part of such distribution transferred into the Plan. Such rollover contributions are subject to tax regulations imposed by the Code.

     Effective January 1, 1995, the Series EE Bond Fund was closed for investment. The assets have been allocated among the Plan's other investment funds in accordance with the respective participant elections. Also, effective July 1, 1995, the Smith Barney funds were added as investment electives of the Plan.

     Vesting

     A Participant is always 100% vested in his or her Before-Tax Contribution Accounts, After-Tax Contribution Accounts and Rollover Account. A Participant will generally become fully vested in his or her Employer Matching Contribution Account when the first of the following occurs: the Participant obtains five years of Credited Service; the Participant reaches his or her Normal Retirement Date; the Participant becomes Permanently Disabled; or on the date of the Participant s death.

     Forfeiture Allocations

     All Participant forfeitures are used to reduce future Employer Matching Contributions to the Plan.

     Benefit Payments

     The Participant s After-Tax Contributions may be withdrawn at any time upon written request of the Participant. In addition, a Participant may withdraw all or any part of his or her vested Employer Contributions transferred to the Plan from the Stock Purchase Savings Program and the vested Employer Matching Contributions on his or her Basic After-Tax Contributions, but only to the extent that such contributions have been in the Plan or the Stock Purchase Savings Program for at least two full Plan Years after the Plan Year in which such contributions were made.

     Loans

     Participants may apply for loans greater than $1,000 from the Plan, collateralized by their account balances and repaid through payroll deduction generally subject to the following terms:

     1) The total loans of any Participant at any point in time shall not exceed the lesser of (I) 50% of the Participant s vested Account balance, (ii) the total amount held in the Participant s Contribution and Rollover accounts, or (iii) $50,000 adjusted on the volume of loan outstanding to the Participant during the previous one-year period.

     2) Loans may not be made in such a manner as to favor Highly Compensated Employees, Officers or Shareholders.

     3) No Participant shall be permitted to have more than one loan from the Plan issued and outstanding at any time, and no Participant shall be issued a new loan within six months of repayment of a Plan loan.

     4) Interest charged on loans is determined by the Committee at a rate commensurate with interest rates charged for similar loans under general market conditions.

     5) The length and terms of repayment may not exceed 5 years, unless the purpose of the loan is for the purchase of the Participant s principal residence, in which case the loan term may be extended by the Committee.

     6)   All amounts repaid are credited to the Participant s account.

     Administrative Expenses

     Administrative expenses of the Plan may be paid out of Plan assets if not paid by the Company. Administrative expenses paid by the Plan for the years ended December 31, 1995 and 1994 were $720,911 and $277,303, respectively.

      14
3.   SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting

     The accompanying financial statements have been prepared on the accrual
     basis in accordance with generally accepted accounting principles.     The
     preparation of financial statements in conformity with generally accepted accounting principles may require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of additions to and deductions from net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

     Accounting for Benefit Distributions

     In accordance with guidance issued by the American Institute of Certified Public Accountants in 1993, the Plan accounts for distributions such that all amounts elected to be withdrawn and distributed from the Plan by Participants are not recorded as a liability in the Statement of Net Assets Available for Plan Benefits. As of December 31, 1995 and 1994, $815,161 and $748,643 have been allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan, but for which disbursement of those funds from the Plan has not yet been made. The following is a reconciliation to the amounts reported on Form 5500:

          Net assets available for plan          1995           1994
            benefits as stated in the
            financial statements            $82,840,256    $34,624,465

          Less: Distributions payable          (815,161)      (748,643)

          Net assets available for plan
            benefits per Form 5500          $82,025,095    $33,875,822


     In addition, the report differs from the Form 5500 by the same amount for distributions on the Statement of Changes in Net Assets.

     Investments

     The Plan invests in open-ended funds managed by either Fidelity Investments, First Union National Bank or Smith Barney with the exception of the PMSC Stock Fund and Forfeiture Fund. Each fund is valued at quoted market prices to determine a current fund value. Investments in securities for which exchange quotations are readily available are valued at the last sale price, or, if no sale, at the closing bid price. Debt securities are valued in the same manner or in some other manner, if, in the opinion of the Board of Trustees, such other manner would more accurately reflect the fair value of such debt securities. Short-term investments (consisting primarily of money-market funds) are valued either at amortized cost or original cost plus accrued interest, both of which approximate market value.

     The realizable value of the Plan's investment options are subject to fluctuations in market conditions such that the value of the Plan's investments may significantly increase or decrease during a given period and result in a realizable value greater or less than the value at which such investments were purchased, resulting in unrealized or realized gains or losses.

     The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.


4.   TAX STATUS

     The Internal Revenue Service has determined and informed the Company by letter dated January 26, 1996, that the Plan is designed in accordance with Sections 401(k) and 401(a) of the Code. The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.


5.   TERMINATION OF PLAN

     The Company expects and intends to continue the Plan in force indefinitely, but has reserved the right to amend or terminate the Plan as necessary. If the Plan were to be terminated, Participants would become fully vested and all assets of the Plan would be distributed to the individual Participants based upon the vested balances in their individual accounts the at date of termination.


      16
6.   INVESTMENTS

     The Plan s investments are held in a bank administered trust fund. The following table presents investments. Investments that represent 5% or more of the Plan s net assets have been separately identified.

                                                           December 31,
                                                       1995          1994
     Investments at fair value measured by quoted
       market price:
     Fidelity Magellan Fund                       $21,147,061   $10,626,976
     Fidelity Puritan Fund                         15,535,725     8,097,191
          Fidelity Retirement Government
       Money Market Trust                           23,800,700     6,558,005
     First Union Fixed Income
       Portfolio Trust                               3,171,168     1,752,286
     Smith Barney Fundamental Value                 3,040,941          -
     Smith Barney Special Equities                  1,942,449          -
     Smith Barney International Fund                1,645,408          -
     Policy Management Systems Corporation
       Common Stock (211,898 and 168,746
        shares at December 31, 1995 and
        1994, respectively)*                        10,091,643     7,087,332

     Investments measured by estimated fair value:
     All others                                     2,374,293       493,945

     Total Plan investments                       $82,749,388   $34,615,735

*    indicates securities of a related party (plan sponsor)


7.   RELATED PARTY TRANSACTIONS

     The Plan purchases, on behalf of Participants, shares of the Company s common stock in accordance with individual Participant s investment elections. During the Plan year ended December 31, 1995, the Plan purchased 105,948 shares at an aggregate cost of $5,200,287 and sold 48,025 shares for aggregate proceeds of $2,196,222 and realized gains of $65,081. During the Plan year ended December 31, 1994, the Plan purchased 1,488 shares at an aggregate cost of $63,716 and sold 22,702 shares for aggregate proceeds of $794,173 and realized gains of $64,122.

                                       SUPPLEMENTAL SCHEDULES

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                           FORM 5500, ITEM 27(a)-SCHEDULE OF ASSETS HELD
                                      FOR INVESTMENT PURPOSES
                                         December 31, 1995
                                                                                  Current
Identity of Issue         Description of Investment              Cost              Value
Fidelity                  23,800,700 units Fidelity
Retirement Government      Money Market Trust
Money Market Portfolio                                        $23,800,700        $23,800,700
Reserves
                          14,447 units Valiant General
                           Fund #62                                14,447             14,447

Fidelity                  913,329 units Fidelity Puritan
Puritan Fund               Fund, Inc.                          14,252,117         15,535,725

                          1,115 units Valiant General
                           Fund #62                                 1,115              1,115

Fidelity                  245,953 units Fidelity Magellan
Magellan Fund              Fund, inc.                          18,191,372         21,147,061

                          1,508 units Valiant General
                           Fund #62                                 1,508              1,508

PMSC                      211,881 shares Policy Management
Stock Fund                 Systems Corporation Common Stock *   9,471,296         10,090,844

                          4,351 units Valiant General
                           Fund #62                                 4,351              4,351

Fixed Income              311,816 units First Union
Account                    Fixed Income Portfolio Trust         3,158,885          3,171,168

                          91 units Valiant General
                           Fund #62                                    91                 91

Forfeiture                14,616 units Valiant General
Account                    Fund #62                                14,616             14,616

                          17 shares Policy Management Systems
                           Corporation Common Stock *                 812                799

Loan                      2,338,035 units participant loans
Fund                       bearing interest rates from 7.00%
                           to 12.25% with varying maturities
                           from 18 to 360 months                2,338,035          2,338,035

Smith Barney              96,335 units Smith Barney
Int l Account              International Equity Fund            1,654,900          1,645,408

                        19 units Valiant General
                            Fund #62                                   19                 19

continued on next page

                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                           FORM 5500, ITEM 27(a)-SCHEDULE OF ASSETS HELD
                                      FOR INVESTMENT PURPOSES
                                         December 31, 1995
                                            (continued)

                                                                              Current
Identity of Issue         Description of Investment              Cost              Value
Smith Barney              63,833 units Smith Barney Special
Equities Account           Equities Fund                        1,732,205          1,942,449

                          14 units Valiant General
                           Fund #62                                    14                 14

Smith Barney              362,017 units Smith Barney
Fundamental Value Acct.    Fundamental Value Fund               3,027,436          3,040,941

                          97 units Valiant General
                           Fund #62                                    97                 97

* Indicates party-in-interest to the Plan.

Note: The Valiant General Fund #62 represents funds held in a money market account for the purpose of paying disbursements related to the purchasing and selling of investments.

      21
                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                    FORM 5500, ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
                                FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                       Value of
Identity of                                                                            Asset on
Party             Description of          Number of            Selling      Cost of    Transaction    Net Gain
Involved             Assets              Transactions           Price        Asset        Date        (Loss)

Single Transactions Exceeding 5% of Net Assets
Fidelity
Retirement Gov't
Money Market
Portfolio         Fund Shares                       1       $             $25,996,569 $25,996,569  $

Fidelity
Retirement Gov t
Money Market
Portfolio         Fund Shares                       2         4,976,630     4,976,630   4,976,630          0

Fidelity
Puritan
Fund              Fund Shares                       1                       2,303,591   2,303,591

Fidelity
Magellan
Fund              Fund Shares                       1                       2,637,975   2,637,975

Smith Barney
Fundamental
Fund              Fund Shares                       1                       1,745,871   1,745,871

Series of Transactions Exceeding 5% of Net Assets (Exclusive of the Above Transactions)

Fidelity
Retirement Gov't  Money Market
Money Market      Account
Portfolio         Shares                           42                       5,296,818   5,296,818

Fidelity
Retirement Gov't  Money Market
Money Market      Account
Portfolio         Shares                           38         9,129,862     9,129,862   9,129,862          0

First Union Fixed
Income Portfolio  Mutual Fund
Trust             Shares                           28                       1,380,800   1,380,800

First Union Fixed
Income Portfolio  Mutual Fund
Trust             Shares                           15           394,700       416,100     392,139    (21,400)

Fidelity Puritan  Mutual Fund
Fund              Shares                           44                       3,551,888   3,551,888

Fidelity Puritan  Mutual Fund
Fund              Shares                           28         1,296,679     1,206,895   1,294,221     89,784

Fidelity Magellan Mutual Fund
Fund              Shares                           43                       8,023,017   8,023,017

Fidelity Magellan Mutual Fund
Fund              Shares                           25         1,853,892     1,525,529   1,821,418    328,363

Smith Barney      Mutual Fund
Fundamental Fund  Shares                            8                         345,303     345,303

continued on next page

                                POLICY MANAGEMENT SYSTEMS CORPORATION
                                    401(k) RETIREMENT SAVINGS PLAN
                     FORM 5500, ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
                                 FOR THE YEAR ENDED DECEMBER 31, 1995
                                             (Continued)
                                                                                        Value of
Identity of                                                                             Asset on
Party             Description of          Number of            Selling       Cost of    Transaction     Net Gain/
Involved              Assets              Transactions           Price         Asset         Date          (Loss)


Smith Barney      Mutual Fund
Fundamental Fund  Shares                            9            72,741        69,469      71,897      3,272

PMSC Stock        PMSC Common
Fund              Stock                            21                       5,185,452   5,200,289

PMSC Stock        PMSC Common
                  Stock                            26         2,196,222     2,177,373   2,223,756     18,849

                  Money Market
Valiant General   Account
Fund #62          Shares                            *                      32,705,783  32,705,783


                  Money Market
Valiant General   Account
Fund #62          Shares                            *        32,769,634    32,769,634  32,769,634          0

*Omitted from schedule by Trustee.